UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MERCURY INTERACTIVE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERCURY INTERACTIVE

CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

To our Stockholders:

I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Mercury Interactive Corporation to be held on Thursday, May 19, 2005, at 10:00 a.m. at our offices located at 379 N. Whisman Road, Mountain View, California 94043. Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed in this mailing are four other documents: our 2004 Annual Report, which contains information about our business; our Annual Report on Form 10-K which includes our 2004 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding voting by written proxy. Any stockholder attending the annual meeting may vote in person, even though he or she has already returned a proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Susan J. Skaer

Vice President, General Counsel and Secretary

Mountain View, California

March 31, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, California 94043

(650) 603-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m., on Thursday, May 19, 2005

PLACE	379 N. Whisman Road
Mountain View, California 94043

ITEMS OF BUSINESS	(1) Election of our directors;

(2) Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

Consider such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments thereof if you were a stockholder at the close of business on Tuesday, March 22, 2005.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board of Directors

Susan J. Skaer
Vice President, General Counsel and Secretary

This proxy statement and accompanying proxy card are being distributed on or about March 31, 2005.

MERCURY INTERACTIVE CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	5

BOARD STRUCTURE AND COMPENSATION	6

PROPOSALS TO BE VOTED ON:	11

PROPOSAL ONE—ELECTION OF OUR DIRECTORS	11

PROPOSAL TWO—RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005	13

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	13

EXECUTIVE COMPENSATION	14

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS	17

EQUITY COMPENSATION PLAN INFORMATION	20

REPORT OF THE COMPENSATION COMMITTEE	21

STOCK PRICE PERFORMANCE GRAPH	25

PRINCIPAL AUDITOR FEES AND SERVICES	26

REPORT OF THE AUDIT COMMITTEE	27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31

OTHER MATTERS	31

APPENDIX A—AUDIT COMMITTEE CHARTER	A-1

i

MERCURY INTERACTIVE CORPORATION

PROXY STATEMENT

FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card, 2004 Annual Report to Stockholders and our Annual Report on Form 10-K, which includes our 2004 audited financial statements, were mailed to stockholders on or about March 31, 2005. Our principal executive offices are located at 379 N. Whisman Road, Mountain View, California 94043. Our telephone number at that address is (650) 603-5200.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Mercury’s board of directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 19, 2005. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. Mercury requests that you vote “FOR” each nominee for election to the board of directors under Proposal One and “FOR” Proposal Two.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Mercury’s 2004 Annual Report to Stockholders, our Annual Report on Form 10-K, which includes our 2004 audited financial statements, proxy card and return envelope are also enclosed.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	There are two proposals scheduled to be voted on at the annual meeting. They are:

•	Proposal One: Election of our directors;

•	Proposal Two: Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	Consideration of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Q:	WHAT IS MERCURY’S VOTING RECOMMENDATION?

A:	Our board of directors recommends that you vote your shares:

“FOR” all nominees for election to the board of directors under Proposal One; and

“FOR” Proposal Two.

Q:	WHO CAN VOTE AT THE ANNUAL MEETING?

A:	The board of directors set March 22, 2005 as the record date for the annual meeting. All stockholders who owned Mercury common stock on March 22, 2005 may attend and vote at the annual meeting. Each of these stockholders is entitled to one vote for each share of common stock held on all matters to be voted on. On March 22, 2005, 86,427,626 shares of Mercury common stock were outstanding.

Q:	HOW MANY VOTES DOES MERCURY NEED TO HOLD THE ANNUAL MEETING?

A:	A majority of Mercury’s outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if you:

•	are present and vote in person at the annual meeting; or

•	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Q:	WHAT SHARES THAT I OWN CAN BE VOTED?

A:	All shares owned by you as of the close of business on March 22, 2005, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most stockholders of Mercury hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:

If your shares are registered directly in your name with Mercury’s transfer agent, Mellon Investor Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Mercury. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:

For the election of directors, the seven individuals nominated for election to the board of directors at the annual meeting receiving the highest number of “FOR” votes will be elected. Proposal Two requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “How are votes counted?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	HOW ARE VOTES COUNTED?

A:	You may vote either “FOR” each nominee for election to the board of directors under Proposal One or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. If you abstain from voting on Proposal Two, it has the same effect as a vote “AGAINST”. If you just sign your proxy card with no further instructions, your shares will be counted as a vote:

“FOR” all nominees for election to the board of directors under Proposal One; and

“FOR” Proposal Two.

Other than the election of directors, which requires a plurality of the votes present, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “FOR,” “AGAINST” or “ABSTAIN” are included.

Q:	WHO WILL COUNT THE VOTE?

A:	A representative of Mellon Investor Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification to the annual meeting.

If you hold your shares in street name, you must request a legal proxy from your broker, bank or nominee in order to vote at the annual meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the annual meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker, bank or nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

A:

You may change your vote at any time prior to the vote at the annual meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instruction to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:	The preliminary voting results will be announced at the annual meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the annual meeting.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Amnon Landan, Mercury’s Chairman of the Board and Chief Executive Officer, Douglas Smith, Mercury’s Executive Vice President and Chief Financial Officer, and Susan J. Skaer, Mercury’s Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Mercury’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Mercury or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board of directors.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:	Mercury will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Mercury has retained the services of The Altman Group to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Mercury estimates that it will pay The Altman Group a fee of $6,500 for its services, plus reimbursement of its reasonable expenses. In addition, Mercury may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

STOCKHOLDER PROPOSALS:    In order for a stockholder proposal to be considered for inclusion in Mercury’s proxy statement for next year’s annual meeting, the written proposal must be received by Mercury no later than December 1, 2005. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Mercury sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Mercury no later than 20 days prior to the annual meeting and should contain such information as required under our bylaws. If the stockholder proposal is received after February 14, 2006, then management proxies may use their discretionary voting authority with respect to the proposal.

NOMINATION OF DIRECTOR CANDIDATES:    Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at next year’s annual meeting, it is necessary that you notify Mercury not less than 20 nor more than 60 days in advance of the date of that annual meeting and your notice of nomination should contain such information as required under our bylaws and pursuant to Regulation 14A of the Securities Exchange Act. In order to include a proposal for such nomination of a director in our proxy statement for next year’s annual meeting, the written proposal will be subject to the procedures and deadline described in the preceding paragraph. If notice of the nomination is received after February 14, 2006, then management proxies may use their discretionary voting authority with respect to the proposal. You may also propose director candidates for consideration by our nominating and corporate governance committee if you meet certain qualifications and follow the procedures described below under “Board Structure and Compensation—Consideration of Director Nominees.”

COPY OF BYLAW PROVISIONS:    You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our board of directors and management have been and remain committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders. To that end, during the past year, as well as in prior years, our board of directors and management have periodically reviewed and updated our corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC and NASDAQ.

In doing so, our board reviews current best practices of similarly situated public companies. We have in place a variety of policies and practices to promote good corporate governance. Consistent with our Corporate Governance Guidelines, a majority of our board of directors is independent in accordance with the rules of NASDAQ; and all members of the audit committee, compensation committee, and nominating and corporate governance committee also meet the NASDAQ guidelines for independence. Compensation of our chief executive officer is approved by our compensation committee, which evaluates our CEO’s performance in light of corporate goals and objectives. We have also established and review annually:

•	charters for our audit committee, which also constitutes our qualified legal compliance committee, compensation committee, and nominating and corporate governance committee that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current NASDAQ corporate governance guidelines, and other applicable rules and regulations;

•	disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

•	a Code of Business Conduct and Ethics applicable to our officers, directors and employees.

The nominating and corporate governance committee of our board of directors is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the board concerning corporate governance matters. In February 2005, the nominating and corporate governance committee amended and restated our Corporate Governance Guidelines, a copy of which can be accessed electronically on our website at http://www.mercury.com/us/pdf/company/Corporate_Governance_Guidelines.pdf. Among the matters addressed by the Corporate Governance Guidelines are:

•	Director Independence—Independent directors shall constitute at least a majority of our board of directors and all members of the audit, compensation, and nominating and corporate governance committees are required to be independent in accordance with NASDAQ criteria. Our board of directors has determined that Brad Boston, Igal Kohavi, Clyde Ostler, Yair Shamir and Giora Yaron are “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

•	Monitoring Board Effectiveness—The board, led by the nominating and corporate governance committee, shall conduct an annual self-evaluation of the functioning of the board and the board committees.

•	Lead director—A lead director is required to be chosen from our independent directors. Anthony Zingale served as our lead director from January 1, 2004 through November 30, 2004. Clyde Ostler has served as our lead director since December 1, 2004.

•	Executive Sessions of Independent Directors—The non-employee directors regularly meet in executive sessions without management present with such sessions led by our lead director.

•	Board Access to Independent Advisors—Our board of directors as a whole, and each of its committees separately, have authority to retain such independent consultants, counselors or advisors to the board or its committees as each shall deem necessary or appropriate.

Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on our website at http://www.mercury.com/company/ir/corp_governance/.

BOARD STRUCTURE AND COMPENSATION

Board Structure and Committee Composition

As of the date of this proxy statement, our board has seven directors and the following three committees: (1) Audit, which constitutes our Qualified Legal Compliance Committee, (2) Compensation, and (3) Nominating and Corporate Governance. The membership during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the board. All of the committee charters are available on Mercury’s website at http://www.mercury.com/us/company/corporate-info/board-directors/. During fiscal 2004, the board held seven meetings. Each incumbent director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings held by all committees of the board on which each such director served. The board and committees of the board also approved certain matters by unanimous written consent. It is Mercury’s policy, and we strongly encourage, that all directors attend our annual meeting of stockholders. All of our directors attended the last annual meeting of stockholders.

Name of Director	Audit	Compensation		Nominating and Corporate Governance
Non-Employee Directors:
Brad Boston	M	M
Igal Kohavi	M			C
Clyde Ostler (Lead Director)	C			M
Yair Shamir	M	M
Giora Yaron		C		M

Employee Directors:
Amnon Landan (Chairman and CEO)
Anthony Zingale (President and COO)		FM	(1)	FM	(1)
Number of Meetings in Fiscal 2004:	6	9		5

C = Chairman, M = Member, FM = Former Member

(1)	Mr. Zingale’s last participation in a meeting as a member of the Compensation Committee was September 14, 2004 and as a member of the nominating and corporate governance committee was October 12, 2004.

Audit Committee.    The audit committee, which constitutes our qualified legal compliance committee, is responsible for the oversight of the quality and integrity of Mercury’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In February 2005, the audit committee amended and restated the current Audit Committee and Qualified Legal Compliance Committee Charter, a copy of which is attached to this proxy statement as Appendix A and can also be accessed electronically at Mercury’s website at http://www.mercury.com/pdf/company/Audit_Committee_Charter.pdf. In discharging its duties, the audit committee has the sole authority to appoint, retain, compensate, oversee and terminate the independent auditors and is expected to:

•	review and approve the scope of the annual internal and external audit;

•	review and pre-approve the engagement of Mercury’s independent auditors to perform audit and non-audit services and the related fees;

•	review the integrity of Mercury’s financial reporting process;

•	review Mercury’s financial statements and disclosures and U.S. Securities & Exchange Commission (“SEC”) filings;

•	review funding and investment policies; and

•	review disclosures from Mercury’s independent auditors regarding Independence Standards Board Standard No. 1.

During their tenure, the members of the audit committee who served in fiscal 2004 were “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, and met the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). Mr. Ostler serves as chairman of the audit committee and the board of directors has determined that Mr. Ostler qualifies as a “financial expert” as defined by the rules of the Securities Exchange Commission. Our Corporate Governance Guidelines provide that no member of the audit committee may simultaneously serve on the audit committees of more than three public companies, including Mercury.

Compensation Committee.    The compensation committee is responsible for:

•	overseeing the overall compensation and benefits policies for Mercury;

•	overseeing and setting salaries, incentives and other forms of compensation for senior executives; and

•	evaluating the performance of senior executives, and reviewing our management succession plan.

The board of directors has determined that each of the members of the compensation committee is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. During their tenure, the members of the compensation committee who served in fiscal 2004 were “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The report of the compensation committee for fiscal 2004 is included in this proxy statement. A copy of the Compensation Committee Charter can be accessed electronically at Mercury’s website at http://www.mercury.com/pdf/company/Compensation_Committee_Charter.pdf.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is responsible for:

•	identifying, evaluating and recommending nominees for the board of directors and for board committees;

•	evaluating the composition, organization and performance of the board of directors and its committees;

•	making recommendations to the board as to determination of directors independence;

•	developing and recommending corporate governance and code of business conduct principles and policies; and

•	overseeing and setting compensation for directors.

During their tenure, the members of the nominating and corporate governance committee who served in fiscal 2004 were “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. In February 2005, the nominating and corporate governance committee amended and restated the Nominating and Corporate Governance Committee Charter, a copy of which can be accessed electronically at Mercury’s website at http://www.mercury.com/pdf/company/Nominating_Corp_Governance_Committee_Charter.pdf.

Consideration of Director Nominees

Stockholder Nominee.    The nominating and corporate governance committee will consider properly submitted stockholder nominations for candidates for membership on the board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board and to address the membership criteria set forth under “Director Qualifications.” The nominating and corporate governance committee, in accordance with its criteria, will consider recommendations for director candidates from stockholders (either directly or as part of a group) who are not competitors of Mercury and who have continuously held at least 5% of our voting securities for at least one year prior to such recommendation. Such stockholder or group of stockholders should submit such recommendation by email to boardofdirectors@mercury.com, to the attention of the chairman of the nominating and corporate governance committee. Such recommendations should be accompanied by a statement (i) demonstrating that such stockholder or group of stockholders have continuously held at least 5% of our voting securities for at least one year and is not a competitor (ii) describing the recommended director candidate and why such candidate is qualified to serve as a candidate, (iii) providing contact information and a resume for such candidate, and (iv) stating whether the candidate has expressed an interest in serving as a director. The nominating and corporate governance committee will consider such candidacy, and will advise the recommending stockholder or group of stockholders as to its final decision.

In addition, the bylaws of Mercury permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with Mercury’s bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—May I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or Nominate Individuals to Serve as Directors?”

Director Qualifications.    Mercury’s Nominating and Corporate Governance Committee Charter contains board membership criteria that apply to nominating and corporate governance committee recommended nominees for a position on Mercury’s board. The qualifications to be considered by the nominating and corporate governance committee include judgment, diversity, age, skills, background and experience in light of the board’s present composition and the current challenges and needs of the board and its committees. The nominating and corporate governance committee will take into account the independence, financial literacy and financial expertise standards required under our Corporate Governance Guidelines, the board committees’ charters and applicable laws and regulations, and the ability of the candidate in light of the candidate’s present activities and our Corporate Governance Guidelines to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors.    The nominating and corporate governance committee utilizes a variety of methods for identifying and evaluating nominees for director. The nominating and corporate governance committee regularly assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee considers various potential candidates for director. Candidates may come to the attention of the nominating and corporate governance committee through current board members, professional search firms engaged by us, stockholders or other persons. These candidates are evaluated at regular or special meetings of the nominating and corporate governance committee, and may be considered at any point during the year. As described above, the nominating and corporate governance committee considers certain properly submitted stockholder nominations for candidates for the board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the nominating and corporate governance committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Mercury’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the nominating and corporate governance committee. The nominating and corporate governance committee also reviews materials provided by professional search firms engaged by us or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board.

Lead Director

From January 2004 to November 2004, Anthony Zingale served as our lead director. In December 2004, Mr. Zingale resigned as lead director in connection with his appointment as president and chief operating officer of Mercury and Mr. Ostler was appointed lead director. The duties of the lead director include: (i) presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors, (ii) serving as a liaison between the chairman and the independent directors, (iii) approving information sent to the board, (iv) approving the meeting agenda for the board, and (v) approving meeting schedules to assure that there is sufficient time for discussion of all items. Further, the lead director has authority to call meetings of the independent directors and, if requested by major stockholders, ensures that he is available for consultation and direct communication.

Executive Sessions

Executive sessions of non-employee directors are held regularly. The sessions are scheduled and chaired by the lead director, a non-employee director of Mercury. Any non-employee director can request that an additional executive session be scheduled.

Communications with the Board

Individuals may communicate with the board by submitting an e-mail to Mercury’s board at boardofdirectors@mercury.com. Communications that are intended specifically for non-employee directors should be sent to the e-mail address above to the attention of the chairman of the nominating and corporate governance committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our senior financial officers. Our Code of Business Conduct and Ethics is posted on our website and can be accessed electronically at http://www.mercury.com/company/ir/corp_governance/.

Board Compensation

In fiscal 2004, our non-employee directors received a retainer of $40,000 per year for serving on the board of directors, paid $10,000 per quarter. In addition, our directors are reimbursed for their expenses in attending out-of-town meetings.

Under the 1994 Directors’ Stock Option Plan, non-employee directors are automatically granted an initial option to purchase 50,000 shares of our common stock when they first join the board, and thereafter receive annual grants to purchase 10,000 shares of Mercury common stock on their date of re-election to the board. The initial option grant vests as to 20% of the shares on the date of each annual meeting of stockholders after the date of grant and the annual option grant vests in whole on the fifth anniversary of the date of grant; provided in each case, that the director has continually served as a director until that time. Options granted under the Directors’ Plan have a ten-year term and terminate 30 days after the director ceases to be one of our directors, or six months after such time, if the termination of board service is due to death or disability.

NON-EMPLOYEE DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned in fiscal year 2004 for each of our non-employee directors:

Name	Annual Retainer Fees Paid($)	Board Meeting Fees Paid($)	Committee Retainer Fees Paid ($	Committee Meeting Fees Paid($)	Equity Grants (#)(3)
Brad Boston (1)	13,333	—	—	—	50,000
Igal Kohavi	37,500	—	—	—	10,000
Clyde Ostler	37,500	—	—	—	10,000
Yair Shamir	37,500	—	—	—	10,000
Giora Yaron	37,500	—	—	—	10,000
Anthony Zingale (2)	37,500	—	—	—	10,000

(1)	Mr. Boston was appointed to our board on May 19, 2004.
(2)	Mr. Zingale resigned as lead director and was no longer a non-employee director effective upon his appointment as president and chief operating officer on December 1, 2004.
(3)	These options were granted on May 19, 2004 with an exercise price of $44.64, representing the fair market value of Mercury’s common stock on such date.

PROPOSALS TO BE VOTED ON:

PROPOSAL ONE

ELECTION OF OUR DIRECTORS

General

We currently have seven members on our board of directors. All of the nominees are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this proxy statement will vote the proxies received by them for the seven nominees. Each nominee has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

Vote Required

If a quorum is present, the seven individuals nominated for election to the board of directors at the annual meeting receiving the highest number of “FOR” votes will be elected.

Nominees

The names of the nominees and certain information about them as of March 1, 2005 are set forth below.

Name of Nominee	Age	Position(s) with Mercury	Director Since
Amnon Landan	46	Chairman of the Board and Chief Executive Officer	1996
Brad Boston	51	Director	2004
Igal Kohavi	65	Director	1994
Clyde Ostler	58	Director	2002
Yair Shamir	59	Director	1994
Giora Yaron	56	Director	1996
Anthony Zingale	49	Director, President and Chief Operating Officer	2002

Mr. Amnon Landan has served as Chief Executive Officer since February 1997, has served as Chairman of our board of directors since July 1999, and has been a director since February 1996. From February 1997 to November 2004, Mr. Landan served as President, Chief Executive Officer and Chairman of our board of directors. From October 1995 to January 1997, he served as President, and from March 1995 to September 1995, he served as President of North American Operations. He served as Chief Operating Officer from August 1993 until March 1995. From December 1992 to August 1993, he served as Vice President of Operations and from June 1991 to December 1992, he served as Vice President of Research and Development. From November 1989 to June 1991, he served with us in various technical positions. Mr. Landan serves on the board of directors of Savi Technology, Inc., a privately held provider of global supply chain security and asset management solutions.

Mr. Brad Boston has been one of our directors since May, 2004. Mr. Boston has served as Senior Vice President and CIO of Cisco Systems, Inc. since August 2001. From July 2000 to July 2001, Mr. Boston was Executive Vice President of Operations at Corio, Inc., an enterprise-focused Internet ASP. From June 1996 to July 2000, Mr. Boston served as Executive Vice President of product development and delivery at the Sabre Group (NYSE: TSG) in Dallas, Texas. He has also held executive positions at American Express, Visa, United Airlines/Covia and at American National Bank and Trust Company of Chicago, where he began his career. Mr. Boston serves on the board of directors of NetNumber, Inc., a provider of ENUM technology tools for use by mobile operators, fixed-line carriers, and equipment vendors on a global basis, the Harvard Group Board of Advisors, and the E-business Advisory Board for Texas Christian University M.J. Neeley School of Business.

Dr. Igal Kohavi has been one of our directors since January 1994. Dr. Kohavi is currently retired. Dr. Kohavi served as Chairman of the Board of Neat Group, Inc., an Internet travel services company, from March 2000 to December 2000, and as Chairman of the Board of Directors of DSP Group, Inc., a developer of digital signal processing technology, from September 1995 to January 2000. From 1996 to December 1997 he served as Chairman of Polaris, an Israeli-based venture capital fund. From October 1994 to March 1996, Dr. Kohavi served as the President and Chief Executive Officer of Dovrat-Schrem & Co., Ltd., an Israeli investment bank. Prior to that, Dr. Kohavi served as President of Clal Electronics Industries Ltd., from May 1993 until September 1994. From April 1986 to May 1993, Dr. Kohavi served as President of Clal Computers and Technology Ltd., an electronics company and a subsidiary of Clal. Dr. Kohavi serves on the board of directors of VCON Telecommunications, Ltd., a developer of videoconferencing solutions.

Mr. Clyde Ostler has been one of our directors since May 2002 and was appointed our lead director in December 2004. Mr. Ostler has served as the Group Executive Vice President of Wells Fargo & Company and head of Private Client Services since January 2003. Mr. Ostler has been associated with Wells Fargo and Company and its affiliates since 1971 and has held various positions of responsibility including that of General Auditor from 1983 to 1985, Chief Financial Officer from 1987 to 1990, Branch Banking Group Head from 1990 to 1993, Vice Chair of the Business & Investment Group from 1993 to 1997, Group Executive Vice President, Investment Group, Online Financial Services from 1998 to 1999 and Group Executive Vice President, Internet Services Group from 1999 to 2003. Mr. Ostler is currently a member of numerous charitable boards external to Wells Fargo & Company and business boards for affiliates of Wells Fargo & Company. He is also on the Director’s Advisory Council for Scripps Institution of Oceanography.

Mr. Yair Shamir has been one of our directors since August 1994. Mr. Shamir is currently the Chairman of VCON Telecommunications, Ltd., a developer of videoconferencing solutions, and has served in that capacity since March 1997. From March 1997 to January 2005, Mr. Shamir also served as the Chief Executive Officer of VCON Telecommunications, Ltd. Mr. Shamir is also currently the Chairman of Catalyst Investment, L.P., an Israeli European venture capital fund investing in late-stage companies. Mr. Shamir served as Executive Vice President of the venture capital firm The Challenge Fund-Etgar L.P. from August 1995 to March 1997. From January 1994 until July 1995, he was Chief Executive Officer of Elite Industries Ltd., a food products company. Prior to that, Mr. Shamir was Executive Vice President and General Manager, Israel of Scitex Corporation, an electronics company, from January 1987 through January 1994. Mr. Shamir serves on the board of directors of DSP Group, Inc., a developer of digital signal processing technology, Orckit Communications Ltd., a provider of telecommunications equipment, InfraCom, a privately held provider of wireless communication and technologies and Shamir—Optica, Ltd., a producer and distributor of progressive optical lenses and related products and services. Mr. Shamir is also on the advisory board of The Technion Institute of Management, Beer Sheva University and The Bilateral Institution.

Dr. Giora Yaron has been one of our directors since February 1996. Dr. Yaron is currently the Chairman and Chief Executive Officer of ExaNet Inc., a provider of storage networks and has served in these capacities since January 2001. From January 1997 until November 2000, Dr. Yaron served as Chief Executive Officer and Chairman of Itamar Medical (CM). Dr. Yaron currently continues to serve as the Co-Chairman of Itamar Medical (CM). In addition, Dr. Yaron is the Chairman of Comsys Communications and Signal Processing Ltd. and has served in that capacity since January 1996. Prior to that, Dr. Yaron served as the President of Indigo NV, a vendor of digital color press products, from August 1992 to November 1995. From April 1979 to July 1992, Dr. Yaron was with National Semiconductor Corporation where he served as General Manager of its Israeli operations and Corporate Vice President of Office Products. Dr. Yaron also serves as a director of Prolify, Inc., a provider of real-time visibility and control software solutions for non-automated IT processes, Yissum Research & Development Company of the Hebrew University and a member of the Board of Governors and the Executive Committee of the Hebrew University.

Mr. Anthony Zingale has been one of our directors since July 2002 and served as our lead director from March 2004 to November 2004. In December 2004, Mr. Zingale was appointed President and Chief Operating

Officer of Mercury. Mr. Zingale was retired from April 2001 to November 2004. From March 1998 to March 2000, Mr. Zingale served as president and chief executive officer of Clarify, Inc., a supplier of front-office software and service solutions, and from March 2000 to March 2001, he served as president of the eBusiness Solutions Group of Nortel Networks, Inc., a telecommunications equipment company, following its acquisition of Clarify in March 2000. From January 1996 to December 1997, Mr. Zingale was senior vice president of worldwide marketing at Cadence Design Systems, Inc., an electronic design automation company, and he served in various other management roles at Cadence from 1989 to January 1996. He currently serves on the Board of Directors of Interwoven, Inc., a provider of enterprise content management solutions and Blazent, Inc., a privately held business intelligence software company.

There are no family relationships between directors and executive officers of Mercury.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL TWO

RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005 and the stockholders are being asked to ratify such selection. Although Mercury is not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, our audit committee will investigate the reasons for stockholder rejection and the board will reconsider the appointment. PricewaterhouseCoopers LLP has been our independent registered public accounting firm since our inception and, upon recommendation of the audit committee, their reappointment as our independent registered public accounting firm for the fiscal year ending December 31, 2005 has been approved by the board of directors, subject to ratification by the stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The board of directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2004, no member of the compensation committee was an officer or employee of Mercury during their time of service on such committee. During fiscal 2004, no member of the compensation committee or executive officer of Mercury served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee. Mr. Landan, who is chief executive officer and the chairman of our board of directors participates in all discussions regarding salaries and incentive compensation for executive officers of Mercury, except that Mr. Landan is excluded from discussions regarding his own salary and incentive compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned in each of the past three years by our chief executive officer and each of our other four most highly compensated executive officers (the “Named Executive Officers”):

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)		Securities Underlying Options(#)	All Other Compensation ($)
Amnon Landan	2004	750,000	800,000	(1)	—		—	44,074	(10)
Chairman and Chief Executive Officer	2003 2002	750,000 756,250	400,000 400,000	(2) (3)	— 124,408	(4)	600,000 700,000	1,000 —	(6)

Douglas Smith	2004	350,000	350,000	(1)	—		—	101,561	(11)
Executive Vice President and Chief Financial Officer	2003 2002	350,000 350,000	250,000 250,000	(2) (3)	— 80,731	(5)	200,000 —	1,000 —	(6)

James Larson	2004	250,000	25,000	(1)	223,320	(7)	150,000	26,024	(12)
Senior Vice President of Worldwide Field Operations	2003 2002	220,000 200,000	— —		232,488 300,505	(8) (9)	100,000 —	1,000 —	(6)

Christopher Lochhead	2004	300,000	200,000	(1)	—		—	10,249	(13)
Chief Marketing Officer	2003 2002	216,667 27,308	200,000 —	(2)	— —		350,000 25,000	600 —	(6)

Yuval Scarlat	2004	286,250	145,000	(1)	—		—	20,936	(14)
Senior Vice President, Products	2003 2002	275,000 275,000	100,000 100,000	(2) (3)	— —		125,000 150,000	1,000 —	(6)

(1)	Represents bonuses earned in 2004 and paid in 2005.
(2)	Represents bonuses earned in 2003 and paid in 2004.
(3)	Represents bonuses earned in 2002 and paid in 2003.
(4)	Represents amounts reimbursed for taxes relating to car arrangements, including arrangements for prior years.
(5)	Reflects the amounts paid for a car service and reimbursement of taxes relating to such car service.
(6)	The amounts represent Mercury contributions made to 401(k) plan accounts.
(7)	Represents commissions paid in 2004.
(8)	Represents commissions paid in 2003.
(9)	Represents commissions paid in 2002.
(10)	Consists of $1,000 in matching contributions to employee 401(k) Plan, life insurance and disability premium payments of $989, health insurance premium payments of $15,252 and a vehicle allowance of $26,833.
(11)	Consists of $1,000 in matching contributions to employee 401(k) Plan, life insurance and disability premium payments of $989, health insurance premium payments of $15,252 and car service arrangements of $49,852 and tax reimbursement related to such car service of $34,468.
(12)	Consists of $1,000 in matching contributions to employee 401(k) Plan, life insurance and disability premium payments of $989, health insurance premium payments of $15,252 and a vehicle allowance of $8,783.
(13)	Consists of $1,000 in matching contributions to employee 401(k) Plan, life insurance and disability premium payments of $989 and health insurance premium payments of $8,260.
(14)	Consists of $1,000 in matching contributions to employee 401(k) Plan, life insurance and disability premium payments of $989, health insurance premium payments of $11,747 and a vehicle allowance of $7,200.

Option Grants In Last Fiscal Year

The following table sets forth each grant of stock options made during the year ended December 31, 2004 to each of the Named Executive Officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(%)(2)	Exercise or Base Price ($/SH)(3)	Expiration Date
Name					5%($)	10%($)
Amnon Landan	—	—	—	—	—	—
Douglas Smith	—	—	—	—	—	—
James Larson (5)	150,000	5.01	45.55	12/31/14	4,296,923	10,889,245
Christopher Lochhead	—	—	—	—	—	—
Yuval Scarlat	—	—	—	—	—	—

(1)	Under the terms of the Amended and Restated 1999 Stock Option Plan, the compensation committee of the board of directors retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2)	An aggregate of 2,995,118 options to purchase shares of common stock of Mercury were granted to employees during 2004 under the Amended and Restated 2000 Supplemental Stock Option Plan and the Amended and Restated 1999 Stock Option Plan.
(3)	The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.
(4)	These columns show the hypothetical gains or “option spreads” of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent any estimate or projection of future common stock prices.
(5)	Mr. Larson was granted an option on December 31, 2004. The option vests at the rate of 1/4th of the shares subject to the option at the end of twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter as long as such optionee’s employment with Mercury has not terminated. Under the Amended and Restated 1999 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury, at its option, at cost, upon the optionee’s termination of employment.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 2004, including the aggregate value of gains on the date of exercise:

	Number of Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)(2)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Amnon Landan	—	—	3,940,000	—	61,697,519	—
Douglas Smith	20,000	534,666	1,030,000	—	6,999,666	—
James Larson	—	—	671,813	—	3,519,742	—
Christopher Lochhead	—	—	375,000	—	3,067,530	—
Yuval Scarlat	70,000	1,166,879	365,000	—	2,724,853	—

(1)	Calculated by determining the difference between the closing price of Mercury’s common stock on the NASDAQ National Market on the date of exercise, or year-end ($45.55), as the case may be, and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.
(2)	Under the Amended and Restated 1999 Stock Option Plan and Amended and Restated 1989 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury, at its option, at cost, upon the optionee’s termination of employment.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

Amnon Landan Employment Agreement

On February 11, 2005, the Company entered into an Employment Agreement (the “Agreement”) with Amnon Landan, its chief executive officer. The Agreement has a term through December 31, 2007, subject to automatic one-year renewals unless the Company or Mr. Landan elects to terminate the Agreement. Mr. Landan will receive an initial annual base salary of $750,000 and will be eligible for an annual performance bonus with a target of 100% of his base salary. Mr. Landan will be eligible to participate in the Company’s benefit plans that are available to Company’s other executives, including the long-term incentive plan.

If during the term of the Agreement, Mr. Landan’s employment ends because of an involuntary termination (as described below), he will receive the following benefits:

•	A severance payment equal to 75% of his annual base salary and target bonus (in 2005, equal to $1,125,000);

•	Present value lump sum payment of his long-term service bonus (as described below but based on actual years of service at the time of termination) (which is currently estimated to cost approximately $1.8 million if his employment were terminated now);

•	36 months of Company-paid health care coverage;

•	Pro-rated target bonus for the year of termination (currently $750,000 for all of 2005);

•	24 months’ accelerated vesting of his stock options or other equity awards;

•	12 months to exercise any options granted after the date of the Agreement or any options that have exercise prices above the fair market value of the Company’s stock on the date of the Agreement;

•	Any outstanding award under the long-term incentive plan will become fully vested (or, for any award for which the performance period has not been completed, a pro rata portion of the award will become vested) (for 2005, a maximum of $1,600,000).

In the event the involuntary termination occurs (or Mr. Landan dies) within 18 months after a change of control of the Company, Mr. Landan will receive all of the severance benefits described above, except that all of his stock options will become fully vested and his severance payment will be equal to 175% of his annual base salary and target bonus. In addition, in accordance with the terms of the amended long-term incentive plan, any awards for which the performance period has not been completed, the award will be payable based on the target amount.

The provisions of Mr. Landan’s long-term service bonus and the change of control severance benefits related to his equity and long-term incentive plan awards will continue in effect if the Company elects not to renew the Agreement.

Mr. Landan began service with the Company in 1989. After completion of an additional 5 years of service with the Company (measured from January 1, 2005, the beginning of the term of the Agreement), Mr. Landan will be entitled to receive a special long-term service bonus in the event of his departure from the Company for any reason (including death or disability) other than an involuntary termination for cause, regardless of whether the Agreement remains in effect at time of termination of employment. This service bonus would provide a payment equal to the present value of an annual 10-year benefit, with the annual benefit equal to 1% times his years of service (measured from his initial hire date but no more than 25 years) times his salary and bonus (based on the highest average annual salary and bonus during a recent 5-year period but a minimum of $1.5 million). As described above, he is also entitled to receive this bonus payment prior to vesting if he is involuntarily terminated, other than for cause, whether or not in connection with a change of control of the Company. If there is a change of control of the Company, the service bonus will be funded by a grantor trust.

The following table sets forth the estimated payments that would be paid to Mr. Landan under assumptions as to his final average compensation as described above and his years of service and on the assumption that the benefit will be paid in a lump sum.

Final Average Compensation	Years of Service
	15 (1)	20	25
$1,500,000	$1,828,641	$2,438,188	$3,047,735
$1,750,000	$2,133,414	$2,844,552	$3,555,691

(1)	Only upon an involuntary termination without cause.

In the event that Mr. Landan resigns (other than for good reason) prior to January 1, 2010, he will not receive any additional benefits.

The severance benefits under the Agreement are conditioned on Mr. Landan executing a general release of claims against the Company and on Mr. Landan’s compliance with an agreement not to solicit the Company’s employees or engage in certain competitive activities during the 12-month period after his termination of employment.

An “involuntary termination” includes the following:

•	the Company’s termination of Mr. Landan’s employment for any reason other than cause;

•	the termination of Mr. Landan’s employment by reason of his disability; or

•	Mr. Landan’s resignation within 180 days following: (i) a material reduction in the scope of his duties and responsibilities (including, after a change of control of the Company, the cessation of his service as the chief executive officer of a public company), (ii) a change in his level of reporting so that he no longer directly reports to the board of directors; (iii) a reduction in his aggregate base salary and target bonus by more than 10% (unless substantially all of the Company’s executive officers have agreed to the same reduction); (iv) a relocation of his principal place of employment by more than 50 miles; (v) the failure of the Company to renew the term of the Agreement; (vi) the failure by the Company to obtain the assumption of its obligations under the Agreement by any successor entity; or (vii) a material breach by the Company (and failure to cure the breach within 60 days of written notice from him) of any of its obligations under the Agreement.

Douglas Smith Employment Agreement

On August 28, 2000, Mercury entered into an employment agreement with Douglas Smith, its executive vice president and chief financial officer. The terms of the employment agreement provide for an initial annual base salary of $350,000 and for fiscal year 2000, Mr. Smith was eligible to receive a prorated target bonus equal to no less than $150,000 and a special bonus for fiscal 2001 of $1,150,000. In addition, Mr. Smith received an initial stock option grant of 450,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock on the date of grant and a ten-year term, vesting at 1/48 per month over four years. Mr. Smith is also entitled to a car service provided by the Company and to participate in other employee benefit programs and receive any perquisites available to other executives of the Company.

If Mr. Smith’s full-time employment is terminated for any reason, other than death, Mr. Smith shall have the right to remain a part-time employee of the Company for up to one year from the date of termination of full-time employment with a part-time salary of at least $1,000 per month.

Anthony Zingale Employment Agreement

On December 1, 2004, Mercury entered into an employment agreement with Anthony Zingale whereby Mr. Zingale will serve as the Company’s president and chief operating officer. Under the terms of the employment agreement, Mr. Zingale will (i) receive an initial annual base salary of $500,000 and be eligible to receive a target bonus equal to 100% of his annual base salary, (ii) receive an initial stock option grant for 400,000 shares of the Company’s common stock, and (iii) as part of the Company’s annual refresh grants to other executives during 2005, be eligible to receive an option to purchase 50,000 shares of the Company’s common stock. Each of these options will have an exercise price equal to the fair market value of the common stock on the date of grant and a ten-year term, will vest at 1/48 per month over four years and will remain exercisable for a period of 7 months after termination of Mr. Zingale’s employment for any reason. Mr. Zingale will also participate in other employee benefit programs and receive any perquisites available to other executives of the Company.

If Mr. Zingale’s employment is terminated by the Company without “cause” or by Mr. Zingale for “good reason” (as those terms are defined in the Employment Agreement), Mr. Zingale will (i) receive a severance payment equal to one year (or two years, if he has been employed for more than four years at the time of termination) of base salary and target bonus in effect as of the date of termination, (ii) continued coverage under the Company’s health, life, dental and other insurance programs for the one- or two-year severance pay period, and (iii) have accelerated vesting of his outstanding options that would have vested, absent the end of employment, during the 12-month period following termination.

Change of Control Agreements

On December 15, 2004, we entered into a change of control agreement with Anthony Zingale that provides upon the involuntary termination (including resigning for good reason) or termination of Mr. Zingale’s employment as a result of disability or death within 18 months following a change of control of the Company, Mr. Zingale will be entitled to (i) severance pay equal to 12 months (or 24 months if he has been employed for more than four years at the time of termination) of his base compensation as of the date his employment ceases (ii) continued coverage under the Company’s health, life, dental and other insurance programs for the for the 12-month or 24-month severance pay period, and (iii) accelerated vesting of all stock options and other forms of long-term compensation held by Mr. Zingale at the time of termination, with all outstanding vested stock options remaining exercisable for 7 months after the termination of Mr. Zingale’s employment.

On December 20, 2004, we entered into amended and restated change of control agreements with Amnon Landan, Douglas Smith, Christopher Lochhead and one other executive officer, each of whom were previously covered by change of control agreements. Mercury adopted the amended and restated change of control agreements as part of a review of its overall compensation and benefits. The amended and restated change of control agreements provide for specified severance benefits (as described below) upon the involuntary termination (including resigning for good reason) or termination of the executive’s employment as a result of disability or death within 18 months following a change of control of Mercury. Under the amended and restated change of control agreements, the change of control severance benefits are (i) severance pay equal to 12-months of the executive’s base compensation and annual target bonus as of the date employment ceases, (ii) continued coverage under Mercury’s health, life, dental and other insurance programs for the 12-month severance pay period, and (iii) accelerated vesting of all stock options, shares of restricted stock and other forms of long-term compensation held by the executive at the time of termination. Mr. Landan’s amended and restated change of control agreement was superseded and replaced by his employment agreement.

In addition, on February 4, 2005, we entered into change of control agreements with James Larson, Yuval Scarlat and certain other executive officers. The terms of the change of control agreements are identical to the terms of the amended and restated change of control agreements described above.

EQUITY COMPENSATION PLAN INFORMATION

Summary Table

The following table sets forth certain information as of December 31, 2004 with respect to compensation plans under which shares of Mercury common stock may be issued:

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders(1)	17,995,141		$38.04		10,496,965	(2)
Equity Compensation Plans Not Approved by Security Holders	4,671,535	(3)	$38.66	(3)	415,541

Total	22,666,676		$38.16		10,912,506

(1)	Excludes purchase rights accruing under the Amended and Restated 1998 Employee Stock Purchase Plan. Under the Amended and Restated 1998 Employee Stock Purchase Plan, each eligible employee may purchase shares of common stock at semi-annual intervals on February 15 and September 15 each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.
(2)	Includes 4,871,373 shares available for issuance under the Amended and Restated 1998 Employee Stock Purchase Plan.
(3)	Excludes information for options assumed by Mercury in connection with acquisitions of companies. As of December 31, 2004, a total of 1,139,513 shares of our common stock were issuable upon exercise of outstanding options assumed in those acquisitions and issued under the following plans, which have not been approved by Mercury stockholders: Conduct, Ltd. 1998 Share Option Plan, Freshwater Software, Inc. 1997 Stock Plan, Performant, Inc. 2000 Stock Option/Restricted Stock Plan, Kintana, Inc. 1997 Equity Incentive Plan, Chain Link Technologies Limited Company Share Option Scheme and Appilog, Inc. 2003 Stock Option Plan. The weighted average exercise price of those outstanding options is $37.45 per share. No additional options may be granted under the plans under which these options were assumed.

We maintain the Amended and Restated 1989 Stock Option Plan, Amended and Restated 1999 Stock Option Plan, 1994 Directors’ Stock Option Plan, and Amended and Restated 1998 Employee Stock Purchase Plan, each of which was approved by our stockholders, and the 1996 Supplemental Stock Option Plan and the Amended and Restated 2000 Supplemental Stock Option Plan, each of which were not subject to stockholder approval.

Equity Compensation Plans Not Approved By Stockholders

1996 Supplemental Stock Option Plan.    In May 1996, our board adopted the 1996 Supplemental Stock Option Plan which allowed grants of options only to any employees who were not U.S. citizens and who were not one of our executive officers or directors. This plan was not approved by our stockholders. Options are no longer granted under this plan; however, as of December 31, 2004, options to purchase a total of 38,591 shares of common stock were outstanding thereunder. Option grants under this plan have exercise prices of not less than 85% of the fair market value of the stock on the date of grant. All options granted under this plan expire 10 years from the date of grant. In the event a participant’s employment or service with us terminates prior to this expiration date, the participant’s option may thereafter be exercised (to the extent it was vested on the date of termination), for a period of either six months (in the case of death or disability) or 30 days (for other terminations). Outstanding options under this plan generally vest over a period of four years. If Mercury were to be acquired and the acquiring corporation did not assume, replace or substitute the awards granted under this plan, all outstanding awards would become fully vested and would terminate to the extent unexercised at the time the acquisition closed.

2000 Supplemental Stock Option Plan.    In July 2000, our board adopted the 2000 Supplemental Stock Option Plan which allows options and stock purchase rights to be granted only to any employee who is not a U.S. citizen and who is not one of our executive officers or directors. This plan has not been approved by our stockholders. A total of 6,000,000 shares have been reserved for issuance upon exercise of stock options under this plan, and as of December 31, 2004, options to purchase a total of 4,632,944 shares of common stock were outstanding under this plan and 415,541 options are available for grant. Option grants under this plan must be at exercise prices not less than 100% of the fair market value of the stock on the date of grant. The other material provisions of this plan are identical to those of the 1996 Supplemental Stock Option Plan, except that all the term of options granted in certain European countries may be different and this plan provides for the grant of stock purchase rights.

* * * * *

The following pages contain a report issued by our compensation committee relating to executive compensation for the fiscal year ended December 31, 2004, a chart titled “Stock Performance Graph” and related disclosure and a report issued by our audit committee relating to its review of our financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Report of the Compensation Committee, the Stock Performance Graph and the Audit Committee Report are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee of the board of directors of Mercury is charged with the responsibility of administering all aspects of Mercury’s executive compensation programs. The board adopted an amended and restated written charter for the compensation committee on July 30, 2003, which is reviewed annually and was further restated as of March 2004, which can be accessed electronically at Mercury’s website at http://www.mercury.com/pdf/company/Compensation_Committee_Charter.pdf. Mercury’s compensation committee is composed of three directors, each of whom is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. In fiscal 2004, from January 2004 to May 18, 2004, the compensation committee consisted of Messrs. Yaron, Shamir, and Zingale. From May 19, 2004 to November 30, 2004, the compensation committee consisted of Messrs. Yaron, Shamir, Zingale and Boston. In December 2004, Mr. Zingale resigned from the compensation committee in connection with his appointment as president and chief operating officer of Mercury.

Compensation Philosophy

Mercury’s executive compensation philosophy is to provide a competitive total compensation package composed of cash, equity and long-term compensation awards which tightly link compensation with individual achievement, company performance, and the creation of stockholder value.

Executive Compensation Practices

Each year, the compensation committee reviews executive officer total compensation for the upcoming year, as well as actual bonus payments for the completed fiscal year. In determining compensation for a specific officer, the compensation committee considers many factors, including the scope of the officer’s particular job, his or her performance in the job, the expected value of the officer’s future impact or contribution to Mercury’s success and growth, our recent financial performance, and market competitiveness. Each year, the compensation committee reviews and selects a group of publicly traded high technology companies of similar size and complexity as Mercury to use for peer group reference data for compensation practices. The compensation committee uses an outside compensation consultant that reports to the compensation committee to develop the peer group pay data information and to recommend the appropriate ranges for each compensation component, so that the overall levels are consistent with Mercury’s pay philosophy.

Compensation Elements

Mercury delivers executive compensation through a combination of fixed and variable cash and equity vehicles. Having a compensation program that allows Mercury to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, reinforce company values and adequately reward employees.

Base Salary.    Mercury targets a base salary market position for each officer that is at the fiftieth percentile level compared to the selected group of peer software companies subject to variations depending on the officer’s experience in their respective position and individual performance.

Annual Incentives.    Mercury’s annual bonus plan is structured to deliver total cash compensation (base salary plus annual incentive) that is at the seventy-fifth percentile level compared to the selected group of peer software companies. Target annual incentive award opportunities are established at the beginning of the fiscal year and are a significant portion of each individual’s total cash compensation. Awards are paid for the achievement of company performance and personal goals.

For 2004, the compensation committee reviewed Mercury’s 2004 performance based on five metrics: (i) Mercury’s growth in revenue (as measured by Mercury’s revenue plus changes in deferred revenue), (ii) Mercury’s increase in operating margins (as measured by operating expenses divided by revenue plus change in deferred revenue), (iii) the growth in Mercury’s revenue from new licenses (as measured by Mercury’s new perpetual licenses plus the growth in term licenses), (iv) the increase in Mercury’s cash from operations), and (v) the increase in Mercury’s market capitalization compared to the market capitalization growth of the pre-selected group of peer software companies. Based on Mercury’s 2004 performance with respect to these metrics and the achievement of individual goals by each officer, the compensation committee approved annual incentive payments totaling $1,520,000 for the group of Named Executive Officers, each of whom earned 100% of their target award, except for Mr. Landan who received approximately 107% of his target award (as described below). All annual incentive awards were paid in cash.

Equity and Other Long-term Compensation.    While the compensation committee believes that long-term incentives are an effective vehicle to encourage ownership in Mercury and to align the interests of our officers with those of our stockholders, Mercury is facing constraints on our ability to continue to grant stock options to our employees. It has been Mercury’s past practice to make option grants to existing employees in January or February of each year. In 2004, we began a company wide process to significantly reduce our option burn rate and accordingly reduced the number of options granted to our executives and our employees overall. In this regard, in 2004 we did not make annual option grants to our chief executive officer or any of his direct reports. Mercury also put in place stringent equity guidelines for all newly hired employees. To address this issue in 2005 and in the future, the compensation committee approved a cash-based long-term incentive plan in December 2004 to supplement equity-based compensation, in which Messrs. Landan, Zingale, Larson, Lochhead, Scarlat, Smith and certain other executive officers will participate. The plan is intended to create long-term incentives for the retention of our senior executives while reducing the use of our stock options for such executives. The amounts of the potential cash awards that may be earned in 2005 will be based upon Mercury’s earnings per share and bookings growth during 2005. If goals are met during the performance period, the cash awards will be paid if the individual stays employed by Mercury for an additional two years.

Certain Other Benefits and Change of Control Agreements.    To remain competitive in the market for a high caliber management team, Mercury provides its executive officers, including the chief executive officer, with certain fringe benefits, including a car allowance, health insurance and 401(k) matching. The compensation committee periodically reviews fringe benefits made available to Mercury’s executive officers, including the chief executive officer, to ensure that they are in line with market practice. For additional information regarding fringe benefits made available to Mercury’s executive officers, including the chief executive officer, during fiscal 2004, please see “—Summary Compensation Table.” In addition, the compensation committee has provided change of control protection for Messrs Landan, Zingale, Larson, Lochhead, Scarlat, Smith and certain other executive officers, which provide protection upon a termination following a change of control. For additional information regarding the change of control provisions, please see “—Employment and Change of Control Agreements.”

Chief Executive Officer Compensation

Based upon information provided by an outside compensation consultant, the compensation committee reviewed Mr. Landan’s performance and pay package at the beginning of 2004 and determined Mr. Landan’s base salary, bonus and long-term incentives for 2004. In 2004, due to market considerations, Mr. Landan did not receive any adjustment to his base salary of $750,000. Mr. Landan’s target bonus was increased to 100% of his base salary for 2004. The compensation committee believes that the chief executive officer’s performance bonus should be paid solely in relation to the success and strength of Mercury, which is the ultimate measure of chief executive officer effectiveness and aligns chief executive officer compensation to shareholder expectations. The following metrics measured against the same selected group of peer software companies were considered in calculating the amount of the chief executive officer’s bonus: (i) Mercury’s growth in revenue (as measured by Mercury’s revenue plus changes in deferred revenue), (ii) the growth in Mercury’s new licenses (as measured by Mercury’s new perpetual licenses plus the growth in subscription licenses), (iii) Mercury’s operating margins (as measured by operating expenses divided by revenue, plus change in deferred revenue), (iv) the increase in Mercury’s cash from operations, and (v) the increase in Mercury’s market capitalization compared to the market capitalization growth of the pre-selected group of peer software companies. Based on Mercury’s 2004 performance with respect to these metrics, Mr. Landan earned his full bonus of $750,000 for the fiscal year ended December 31, 2004 and because of Mercury’s performance compared to Mercury’s plan for 2004, the compensation committee increased Mr. Landan’s bonus to $800,000.

On February 11, 2005, Mercury executed an employment agreement with Mr. Landan in order to provide him incentives to continue as chief executive officer of the Company. In determining the terms of the agreement, the compensation committee retained the services of an outside compensation consultant to ensure Mercury put in place an agreement that would be competitive with its peer group companies and provide the proper incentives for Mr. Landan. As part of the process, the compensation committee reviewed all components of the proposed terms of Mr. Landan’s compensation including:

•	base salary, bonus and the long-term incentive plan;

•	accumulated realized and unrealized stock option gains;

•	the potential costs to Mercury; and

•	projected payment obligation under the special long-term service bonus.

Specifically the compensation committee reviewed a presentation with a cost analysis, which set forth all of the above components and the payouts under a variety of scenarios. Based on all of the above information and after an arms length negotiation with Mr. Landan in which he was represented by independent counsel, the compensation committee determined that the terms of the employment agreement are competitive with Mercury’s peer group companies and provide proper incentives for Mr. Landan. —For additional information regarding Mr. Landan’s employment agreement and payments in certain termination scenarios, please see “—Employment and Change of Control Agreements.” See the description of the Employment Agreement for further details.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by Mercury of compensation in excess of $1 million paid to any of Mercury’s most highly compensated executive officers. However, performance-based compensation that has been approved by Mercury’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the committee of the board of directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).

Mercury’s policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives. Accordingly, Mercury has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While Mercury’s stock option plans are intended to qualify as “performance-based”, Mercury may institute other programs that do not qualify, including its recently adopted long-term incentive plan.

The foregoing report has been furnished by the compensation committee of the board of directors of Mercury Interactive Corporation.

Compensation Committee

Giora Yaron, Chairman

Yair Shamir

Brad Boston

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares the cumulative total return to stockholders on Mercury’s common stock between December 31, 1999 and December 31, 2004 with the cumulative total return of the S&P 500 Index and the S&P 500 Information Technology Index. The graph assumes that $100 was invested on December 31, 1999 in Mercury’s common stock in each of the foregoing indices and assumes the reinvestment of dividend, if any. No dividends have been declared or paid on Mercury common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

PRINCIPAL AUDITOR FEES AND SERVICES

The audit committee has appointed PricewaterhouseCoopers LLP as Mercury’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal 2004 and 2003 and for other services rendered during fiscal years 2004 and 2003 on behalf of Mercury and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	Fiscal 2004		Fiscal 2003
Fee Category:	Amount	% of Total	Amount	% of Total
Audit Fees	$3,196,000	73%	$1,155,000	57%
Audit-Related Fees	60,000	1	279,000	14
Tax Fees	1,123,000	26	553,000	28
All Other Fees	18,000	—	23,000	1

Total Fees	$4,397,000	100	$2,010,000	100

Audit Fees:    Consists of fees for professional services rendered for the audit of Mercury’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. For fiscal 2004, this fee category also includes $1.8 million in fees for audit of management’s assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the effectiveness of internal control over financial reporting.

Audit-Related Fees:    Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of Mercury’s consolidated financial statements and are not reported under “Audit Fees”. These services include accounting consultations in connection with acquisitions and professional services concerning financial accounting and reporting standard.

Tax Fees:    Consists of fees for tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance with customs and duties audits, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning projects. For fiscal 2004, these fees consisted of approximately $282,000 for tax compliance and approximately $841,000 for other tax services.

All Other Fees:    Consists of fees for all other services other than those reported above. For fiscal 2004 and 2003, this fee category includes license fee for the use of PricewaterhouseCoopers online accounting research tool. For fiscal 2003, it also includes other specialized consulting services.

In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Mercury’s independent registered public accounting firm for the fiscal year ending December 31, 2005, the audit committee has considered whether services other than audit and audit-related provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The audit committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the audit committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the audit committee members satisfies the definition of independent director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In addition, each of the audit committee members met the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). In fiscal 2004, from January 2004 to May 18, 2004, the audit committee consisted of Messrs. Ostler, Shamir and Kohavi. From May 19, 2004 to December 31, 2004, the audit committee consisted of Messrs. Ostler, Boston, Kohavi and Shamir. The board adopted an amended and restated written charter for the audit committee on February 1, 2005, a copy of which is attached to this proxy statement as Appendix A and which can be accessed electronically at Mercury’s website at http://www.mercury.com/pdf/company/Audit_Committee_Charter.pdf.

The audit committee has reviewed Mercury’s audited consolidated financial statements and discussed such statements with management and the independent registered public accounting firm. The audit committee has also discussed with PricewaterhouseCoopers LLP, Mercury’s independent registered public accounting firm during the fiscal year ended December 31, 2004, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and discussed with them their independence. The audit committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the firm their independence. Based on the review and discussions noted above, the audit committee recommended to the board that Mercury’s audited consolidated financial statements be included in Mercury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and be filed with the SEC.

The foregoing report has been furnished by the audit committee of the board of directors of Mercury Interactive Corporation.

Audit Committee

Clyde Ostler, Chairman

Brad Boston

Igal Kohavi

Yair Shamir

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business with Related Parties

Clyde Ostler, one of our directors, is an executive officer of Wells Fargo & Company, a financial company and a company with which we do business. In 2004, we entered into transactions for the license of products and the sale of services to Wells Fargo & Company and its affiliates of approximately $5.2 million. In addition, in 2004, we maintained cash deposit accounts with Wells Fargo & Company with a weighted average balance of approximately $3.6 million and an investment account related to investments in our Israeli research and development facility with a weighted average balance of approximately $140.0 million. We believe that our transactions with Wells Fargo & Company were on terms no more favorable than those with unrelated parties and that Mr. Ostler has not had and will not have a direct or indirect material interest in these transactions.

Mr. Zingale, one of our directors, president and chief operating officer is a director of Interwoven, Inc. During fiscal year 2004, we entered into two transactions with Interwoven for the license of approximately $50,600 of our products and maintenance services. In addition, we entered into one transaction with Interwoven for $36,000 for the renewal of maintenance services for Interwoven products licensed to Mercury. We believe that the transactions with Interwoven were on terms no more favorable than those with unrelated parties and that Mr. Zingale had no direct or indirect material interest in these transactions.

Brad Boston, one of our directors since May 2004, is the senior vice president and chief information officer for Cisco Systems, Inc. In 2004 we entered into transactions for the license of products and the sale of services to Cisco of approximately $3.9 million. In addition, in 2004, we purchased approximately $2.4 million of Cisco products and services. We believe that these transactions with Cisco were on terms no more favorable than those with unrelated parties and that Mr. Boston had no direct or indirect material interest in these transactions.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 4, 2005 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number	Percentage Ownership
Massachusetts Financial Services Company (3) 500 Boylston Street Boston, MA 02116	10,159,957	12.03%
T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	9,451,222	11.1%
Prudential Financial, Inc. (5) 751 Broad Street Newark, New Jersey 07102	9,045,603	10.7%
Jennison Associates LLC (6) 466 Lexington Avenue New York, NY 10017	8,744,400	10.36%
Amnon Landan (7)(8)	4,155,572	4.61%
Douglas Smith (7)(9)	1,064,059	1.22%
James Larson (7)(10)	700,703	*
Anthony Zingale (7)(11)	460,000	*
Christopher Lochhead (7)(12)	395,000	*
Yuval Scarlat (7)(13)	393,436	*
Yair Shamir (14)	40,000	*
Clyde Ostler (15)	22,500	*
Igal Kohavi	—	*
Giora Yaron	—	*
Brad Boston	—	*
All directors and officers as a group (14 persons) (7)(8)(9)(10)(11)(12)(13) (14)(15) and (16)	7,653,077	8.17%

*	Less than 1%.
(1)	Except as otherwise indicated in the footnotes to this table, percentage ownership is based on 86,199,828 shares of common stock outstanding as of March 4, 2005. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 4, 2005 are deemed to be outstanding for the purpose of computing the percentage ownership of a person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.
(2)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Beneficial ownership information is based on information reported on Schedule 13G filed with the SEC on February 8, 2005 by Massachusetts Financial Services Company. Of the reported shares, Massachusetts Financial Company reports that it has sole voting power with respect to 9,982,467 shares and sole dispositive power with respect to 10,159,957 shares.

(4)	Beneficial ownership information is based on information reported on Schedule 13G filed with the SEC on February 11, 2005 by T. Rowe Price Associates, Inc. Of the reported shares, T. Rowe Price Associates, Inc. reports that it has sole voting power with respect to 1,539,106 shares and sole dispositive power with respect to 9,451,222 shares. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the SEC, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Beneficial ownership information is based on information reported on Schedule 13G filed with the SEC on February 14, 2005 by Prudential Financial, Inc.. Of the reported shares, Prudential Financial, Inc. reports that it has sole voting and sole dispositive power with respect to 713,600 shares and shared voting power and shared dispositive power with respect to 8,332,003 shares. Prudential Financial, Inc. is a parent holding company and the direct or indirect parent of Jennison Associates LLC. As such, shares of Mercury common stock reported on Prudential Financial, Inc.’s Schedule 13G may be included in the shares reported on the Schedule 13G filed by Jennison Associates LLC.
(6)	Beneficial ownership information is based on information reported on Schedule 13G filed with the SEC on February 11, 2005 by Jennison Associates LLC. Of the reported shares, Jennison Associates LLC reports that it has sole voting power with respect to 8,338,800 shares and shared dispositive power with respect to 8,744,400 shares. Prudential Financial, Inc. is a parent holding company and the direct or indirect parent of Jennison Associates LLC. As such, shares of Mercury common stock reported on Jennison Associates LLC’s Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential Financial, Inc.
(7)	Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of March 4, 2005. Because all options granted by Mercury pursuant to our Amended and Restated 1999 Stock Option Plan and our Amended and Restated 1989 Stock Option Plan are immediately exercisable whether or not vested, all options granted pursuant to the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1989 Stock Option Plan, held by parties named in the table have been treated as currently exercisable. However, Mercury has a right to repurchase, upon the optionee’s termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.
(8)	Includes 4,040,000 shares subject to stock options held by Mr. Landan that are exercisable within 60 days of March 4, 2005, of which 3,504,583 shares were vested as of such date.
(9)	Includes 1,060,000 shares subject to stock options held by Mr. Smith that are exercisable within 60 days of March 4, 2005, of which 879,999 shares were vested as of such date.
(10)	Includes 696,813 shares subject to stock options held by Mr. Larson that are exercisable within 60 days of March 4, 2005, of which 453,217 shares were vested as of such date.
(11)	Includes 460,000 shares subject to stock options held by Mr. Zingale that are exercisable within 60 days of March 4, 2005, of which 35,000 shares were vested as of such date.
(12)	Includes 395,000 shares subject to stock options held by Mr. Lochhead that are exercisable within 60 days of March 4, 2005, of which 173,125 shares were vested as of such date.
(13)	Includes 390,000 shares subject to stock options held by Mr. Scarlat that are exercisable within 60 days of March 4, 2005, of which 273,333 shares were vested as of such date.
(14)	Includes 20,000 shares registered in the name of Goldfarb & Levy and held on behalf of Mr. Shamir and 20,000 shares subject to stock options held by Mr. Shamir that are exercisable within 60 days of March 4, 2005, all of which were vested as of such date.
(15)	Includes 20,000 shares subject to stock options held by Mr. Ostler that are exercisable within 60 days of March 4, 2005, all of which were vested as of such date.
(16)	Includes 167,830 shares, 160,000 shares, and 92,000 shares subject to stock options held by executive officers not separately listed in this table that are exercisable within 60 days of March 4, 2005, of which 117,724 shares, 0 shares, and 38,978 shares, respectively, were vested as of such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2004.

OTHER MATTERS

We know of no other matters to be brought before the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the board of directors may recommend.

MERCURY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER BY SENDING A WRITTEN REQUEST TO THE UNDERSIGNED AT MERCURY’S ADDRESS INDICATED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

THE BOARD OF DIRECTORS

Susan J. Skaer

Vice President, General Counsel and Secretary

Dated: March 31, 2005

APPENDIX A

MERCURY INTERACTIVE CORPORATION

A Delaware corporation

(the “Company”)

Audit Committee and Qualified Legal Compliance Committee Charter

Adopted July 30, 2003, Amended and Restated February 1, 2005

The Audit Committee is created by the Board of Directors of the Company to oversee the accounting and financial reporting processes of the Company and the auditing of the financial statements of the Company. The members of the Audit Committee shall also act as the Qualified Legal Compliance Committee (“QLCC”) which is created by the Board of Directors of the Company to review any report made directly, or otherwise made known, to the QLCC by attorneys employed or retained by the Company or its subsidiaries of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law, all in accordance with the provisions of 17 CFR Part 205, as amended from time to time.

I.    Audit Committee Functions

Purpose

The Audit Committee is created by the Board of Directors of the Company to:

•	assist the Board in its oversight of

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of Nasdaq. At least one member of the Audit Committee shall be an “audit committee financial expert” within the meaning of Securities and Exchange Commission rules. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

•

The Audit Committee has the sole authority to appoint, compensate, retain, oversee and terminate work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the accountants. Each such accounting firm must report directly to the Audit Committee.

•	The Audit Committee shall pre-approve the audit services and non-audit service pursuant to pre-approval policies and procedures established by the Audit Committee to be provided by the Company’s independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors:

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1 and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	review and evaluate the senior members of the independent auditor team(s), particularly the partners on the audit engagement teams;

•	consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

•	consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance.

•	The Audit Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors.

Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function (which may be outsourced) and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•	At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Audit Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

•	the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K;

•	the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	the Company’s practices with respect to the use of non-GAAP financial information in its public disclosures; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•	The Audit Committee shall review, in conjunction with management, the Company’s policies generally with respect to the Company’s earnings press releases and with respect to financial information and earnings guidance, provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information.

•	The Chairman of the Audit Committee may review any of the Company’s financial information and earnings guidance provided to analysts and ratings agencies and any of the Company’s other financial disclosure, such as earnings press releases, as the Chairman deems appropriate.

•	The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls over financial reporting and disclosure controls and procedures. The review of internal control over financial reporting shall include whether there are any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal control over financial reporting.

•	The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended, such as:

•	any restrictions on the scope of the independent auditors’ activities or access to requested information;

•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	any significant disagreements between the Company’s management and the independent auditors.

•	The Audit Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company’s financial reporting.

•	The Audit Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

•	The Audit Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Audit Committee shall prepare the Audit Committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Reporting to the Board

•	The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Audit Committee and any advisors retained by the Audit Committee to assist it in its responsibilities and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.

•	The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

Authority

The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or advisors to, the Audit Committee.

The Audit Committee shall have available appropriate funding from the Company as determined by the Audit Committee for payment of:

•	Compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Audit Committee; and

•	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Procedures

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

II.    Qualified Legal Compliance Committee Functions

Purpose

The Qualified Legal Compliance Committee (“QLCC”) is created by the Board of Directors of the Company to review any report made directly, or otherwise made known, to the QLCC by an attorney representing the Company or its subsidiaries of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law (a “material violation”), all in accordance with the provisions of 17 CFR Part 205, as amended from time to time (“Part 205”). Any terms not defined herein shall have the definitions given them, if any, in Part 205.

Membership

The QLCC shall consist of all of the members of the Audit Committee of the Company. The members of the QLCC shall be appointed and removed as described under “Membership” with respect to the Audit Committee. The Chairman of the Audit Committee shall be the Chairman of the QLCC.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board, the QLCC has the authority and responsibility for the following matters.

Receipt, Retention and Consideration of Reports

•	The QLCC shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Part 205 (a “report).

Investigation of Report

•	Upon receipt of a report, the QLCC shall:

•	inform the Company’s general counsel (“CLO”) and chief executive officer (“CEO”) of such report unless such notification would be futile; and

•	determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents.

•	If the QLCC determines an investigation is necessary or appropriate, the QLCC shall:

•	notify the audit committee or the full board of directors;

•	initiate an investigation, which may be conducted either by the CLO or by outside attorneys; and

•	retain such expert personnel as the QLCC deems necessary.

Making Recommendations for Adoption of Appropriate Response

•	At the conclusion of any such investigation, the QLCC shall:

•	recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

•	a finding that no material violation has occurred, is ongoing or is about to occur;

•	the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

•	the retention or direction of an attorney to review the reported evidence of a material violation and either (i) the Company has substantially implemented any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence or (ii) the attorney advises the Company that such attorney may, consistent with his or her professional obligations, assert a colorable defense on behalf of the Company or its officers, directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

•	inform the CLO, the CEO and the Board of the results of any such investigation initiated by the QLCC and the appropriate remedial measures to be adopted.

Authority to Notify the SEC

•	The QLCC may take all other appropriate action, including the authority to notify the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response that the QLCC has recommended the Company to take.

Reporting to the Board

•	The QLCC shall report to the Board periodically, but no less frequently than once a year. This report will include a review of the report(s) received, the investigations conducted, conclusions reached and responses recommended by the QLCC and any other matters that the QLCC deems appropriate or is requested to be included by the Board.

•	At least annually, the QLCC shall evaluate its own performance and report to the Board on such evaluation.

•	At least annually, the QLCC shall review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

Procedures

The QLCC may act only by majority vote.

The QLCC shall meet at least annually and as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairman of the QLCC, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The QLCC is authorized (without seeking Board approval) to retain outside attorneys and other expert personnel to assist the QLCC as it deems necessary. The QLCC is authorized to obtain appropriate funding, as determined by the QLCC, for payment of compensation to such attorneys and other expert personnel and for ordinary administrative expenses of the QLCC that are necessary or appropriate for carrying out its duties.

The QLCC is authorized (without seeking Board approval) to access all books, records, facilities, personnel, agents and advisors of the Company as it deems necessary or appropriate to discharge its responsibilities under this charter.

MERCURY INTERACTIVE CORPORATION

PROXY

Annual Meeting - May 19, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Amnon Landan, Douglas P. Smith and Susan J. Skaer individually as proxies to vote all of my Mercury Interactive common stock at the Annual Meeting of Stockholders to be held on May 19, 2005, or at any adjournment or postponement of that meeting as directed on the other side of this card and, in their discretion, upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares of stock.

The shares represented by this proxy will be voted in accordance with instructions given on the other side of this card. If this proxy is signed and returned without specific instructions as to any item or all items, it will be voted for the election of 7 directors as named herein and for proposal (2).

(Continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1) and (2)

(1) The election to the Board of Directors of the 7 nominees named below for a term of 1 year:

The Board Recommends

FOR all nominees listed (except as marked to the contrary below)

WITHHOLD authority to vote for all nominees listed

The Board Recommends

FOR AGAINST ABSTAIN

(2) Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

01 Amnon Landan, 02 Brad Boston, 03 Igal Kohavi, 04 Clyde Ostler, 05 Yair Shamir, 06 Giora Yaron, 07 Anthony Zingale

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

(Signature of Stockholder) Date:

Sign, date and return this card promptly using the enclosed envelope. Sign exactly as your name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title.

FOLD	AND DETACH HERE